Exhibit 99.3

AARON M. WILSON

101 NW 1ST STREET, SUITE 213

EVANSVILLE, IN 47708

November 7, 2011

Board of Directors

Imperial Petroleum, Inc.

PO Box 1006

Evansville, IN 47706

Re: Resignation

Dear Board,

Effective immediately and upon acceptance by the Board, I hereby resign my position as a Director of Imperial Petroleum, Inc. My resignation is being tendered to allow for the addition of Tim Jones as the Chief Financial Officer of the Company. I understand that I will retain my positions with the Company as President of Hoosier Biodiesel Company and President of Arrakis Oil Recovery, LLC and will continue with my duties with those subsidiaries.

I have had no disagreements with the Board or Management of the Company or with its independent accountants or auditors.

Thank you for the opportunity to serve the Company.

Sincerely,

/s/ Aaron M. Wilson
Aaron M. Wilson